AMENDED & RESTATED
AMENDMENT AND WAIVER AGREEMENT

THIS AMENDED & RESTATED AMENDMENT AND WAIVER AGREEMENT, dated as of April 15, 2001 (this "Agreement"), is among ALLEGIANCE FUNDING I, LLC (the "Depositor"), MANUFACTURERS AND TRADERS TRUST COMPANY (the "Trustee"), POINT WEST CAPITAL CORPORATION (the "Servicer") and as consented to by the Certificateholders named on the signature pages hereto.

RECITALS

                    WHEREAS, (i) the Depositor, the Trustee and the Servicer are parties to that certain Trust Agreement, dated as of August 1, 1998 (as amended from time to time, and including all supplements thereto, the "Trust Agreement"), and (ii) the Depositor, the Trustee and the Servicer are parties to that certain Third Amended and Restated Supplement to Trust Agreement for Revolving Series 1998-1, dated as of April 14, 2000 (the "Series 1998-1 Revolving Supplement"), pursuant to which the Depositor issued the Allegiance Capital Trust I Revolving Certificates, Series 1998-1 (the "98-1 Revolving Certificates").

                    WHEREAS, the Loan to Peavy & Brooks International, Inc. (the "PBI Loan") held by the Depositor and the Loan to Southern Acquisitions, Inc. (the "Southern Loan") held by the Depositor have become Defaulted Loans and have caused the Depositor to be in violation of certain provisions of the Trust Agreement.

                    WHEREAS, the parties previously agreed to amend a provision of the Series 1998-1 Revolving Supplement and to amend and waive certain provisions of the Trust Agreement on the terms and conditions set forth in the Amendment and Waiver Agreement dated as of December 15, 2000 (the "Initial Waiver").

                    WHEREAS, the Scheduled Maturity of the 98-1 Revolving Certificates, as amended under the Initial Waiver, is February 15, 2001.

                    WHEREAS, pursuant to Section 9.02 of the Trust Agreement, the Depositor, the Servicer and the Trustee may amend, modify or waive the provisions thereof with the prior written consent of the Holders of each Outstanding Certificate and may amend, modify or waive the provisions of the Series 1998-1 Revolving Supplement with the prior written consent of the Holders of the 98-1 Revolving Certificates.

                    WHEREAS, the parties have agreed to further amend a provision of the Series 1998-1 Revolving Supplement and to amend and waive certain provisions of the Trust Agreement on the terms and conditions set forth in this Agreement.

                    NOW, THEREFORE, the parties hereto agree as follows:

                    1.      Definitions. Each capitalized term used and not otherwise defined herein, including those used in the Recitals, has the meaning set forth in the Trust Agreement.

                    2.      Amendments to Series 1998-1 Revolving Supplement.   The definition of "Scheduled Maturity" in the Series 1998-1 Revolving Supplement is hereby amended by deleting the date "December 15, 2000" therein and substituting in its place the date "May 15, 2001". Notwithstanding the foregoing, the

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increase in interest rate that became effective on March 1, 2001 under Section 5 of the 1998-1 Revolving Supplement (as amended by the Initial Waiver) shall remain in effect.

                    3.      Amendments to Trust Agreement. Solely with respect to the PBI Loan and the Southern Loan, each of the Depositor, the Servicer, the Trustee and the Certificateholders agree to amend the following provisions of the Trust Agreement on the following terms:

                            (a)      Clause (b) of the definition of "Adjustment Amount". The words "within sixty (60) days from the date the Loan became a Defaulted Loan" in clause (b) of the definition of "Adjustment Amount" are hereby deleted and replaced with the words "on or before July 16, 2001";

                            (b)     Clause (c) of the definition of "Adjustment Amount". The words "within one hundred twenty (120) days from the date of receipt of such letter of intent" in clause (c) of the definition of "Adjustment Amount" are hereby deleted and replaced with the words "on or before September 17, 2001";

                            (c)     Section 1.03(b). Section 1.03(b) is hereby amended to provide that Recoveries in respect of the PBI Loan or the Southern Loan shall be applied first to reimburse the Reserve Account for any Recovery Expenses allocable to such PBI Loan or Southern Loan and previously withdrawn from the Reserve Account.

                            (d)     Section 5.03(d). Section 5.03(d) is hereby amended to allow disbursement of funds from the Reserve Account on each Distribution Date to reimburse the Servicer or the Special Servicer, as applicable, for Recovery Expenses allocable to the PBI Loan and/or Southern Loan if (i) the Certificateholder Agent has provided to the Depositor, the Servicer and the Special Servicer written consent to such disbursement and (ii) the remaining balance in the Reserve Account after such disbursement would equal or exceed the Reserve Account Floor Amount. The Depositor, the Servicer or the Special Servicer, as applicable, shall provide a written request for such disbursement to the Certificateholder Agent by the 3rd day of the calendar month in which such disbursement is to be made (or the next Business Day if such day is not a Business Day) and the Certificateholder Agent shall provide written consent or refusal to consent no later than the 10th day of such calendar month (or the next Business Day if such day is not a Business Day) and, assuming such request is timely delivered, the Certificateholder Agent's approval shall not be unreasonably withheld. The Certificateholder Agent's written consent shall be deemed to be direction to the Trustee to make such disbursement pursuant to Schedule 9 of the Servicing Report.

                            (e)      Section 6.01. Section 6.01 is hereby amended to delete the period at the end of subparagraph (j) thereof and replace it with a semi-colon and to add the following new clause at the end thereof:

                            (k)      the failure of the Special Servicer to provide to the Certificateholders and the Certificateholder Agent weekly reports as to the status of the PBI Loan and the Southern Loan, including a comparison of actual results to the projected timeline for completion of the workout of each such Defaulted Loans indicated on Exhibit A hereto, so long as such Loans are included in the Trust Estate and have not been re-classified as performing Loans or Liquidated Loans.

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                    4.      Waivers. The Trustee and the Certificateholders hereby waive through but not beyond July 16, 2001, any Default by the Depositor under Section 6.01(f) of the Trust Agreement, provided, however, that a Depositor Event of Default under Section 6.01(f) shall be deemed to exist on and after July 17, 2001 if the 98-1 Revolving Certificates that are Rated Certificates have not been paid in full on or before July 16, 2001.

                    5.      Expenses. The Trust shall reimburse from funds on deposit in the Reserve Account all reasonable fees, costs and expenses incurred by the Certificateholder Agent and the Holders of the Rated Certificates in connection with their review of this Agreement, including without limitation the reasonable fees of their special counsel (namely, Day, Berry & Howard LLP). In each applicable monthly Servicer Report the Servicer shall from time to time instruct the Trustee to effect any such reimbursements.

                    6.      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                    7.      General. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

                    8.      Ratification. Except as expressly modified and superseded by this Agreement, each of the Trust Agreement and the Series 1998-1 Revolving Supplement is ratified and confirmed in all respects and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended & Restated Amendment and Waiver Agreement as of the day and year first above written.

ALLEGIANCE FUNDING I, LLC, as Depositor

/s/Michael W. McDermitt

VP & Secretary

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

/s/Russell T. Whitley

Asst. Vice President

POINT WEST CAPITAL CORPORATION, as Servicer

/s/Alan B. Perper

President

Consented and Agreed:

Each of the Certificateholders authorizes and directs the Trustee to execute the foregoing Amended & Restated Amendment and Waiver Agreement..

TICE & CO., as registered owner of the Class A-R Certificates

/s/Brian D. Hunt

Partner

TICE & CO., as registered owner of the Class B-R Certificates

/s/Brian D. Hunt

Partner

TICE & CO., as registered owner of the Class C-R Certificates

/s/Brian D. Hunt

Partner

________

ALLEGIANCE FUNDING I, LLC, as registered owner of the Class D-R Certificates

/s/Michael W. McDermitt

VP & Secretary

PACIFIC LIFE INSURANCE COMPANY

/s/Cathy Schwartz

Asst. Vice President
/s/Jane M. Guon

Asst. Secretary

UNITED OF OMAHA LIFE INSURANCE COMPANY

/s/Kent Knudsen

Sr. Vice President

NATIONWIDE LIFE INSURANCE COMPANY

/s/Mark W. Poeppelman

Associate Vice President

LIBERTY LIFE INSURANCE COMPANY (Certificates held in the nominee name HARE & CO.)

/s/Adam Emerson

Authorized Officer

TICE & CO., registered owner of the Class C Certificates

/s/Brian D. Hunt

Partner

TICE & CO., registered owner of the Class D Certificates

/s/Brian D. Hunt

Partner

TICE & CO., registered owner of the Class E Certificates

/s/Brian D. Hunt

Partner